EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Brooklyn Federal Bancorp, Inc. and Subsidiary

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144311) of Brooklyn Federal Bancorp, Inc. and Subsidiary of our report dated December 11, 2007, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Pine Brook, New Jersey
December 28, 2007